Exhibit 3.26

Delaware
The First State
I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “TNHC CANYON OAKS LLC”, FILED IN THIS OFFICE ON THE NINTH DAY OF AUGUST, A.D. 2012, AT 12:59 O’CLOCK P.M.

CERTIFICATE OF FORMATION
OF
TNHC Canyon Oaks LLC

This Certificate of Formation of TNHC Canyon Oaks LLC, dated as of August 9, 2012, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).
1.The name of the limited liability company (“Company”) formed hereby is TNHC Canyon Oaks LLC.

2.The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The name of its registered agent for service of process at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.
/s/ Jane Sheffer
Name: Jane Sheffer
Title: Authorized Person